Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Hillenbrand, Inc.:

(1)	Registration Statement (Form S-8 No. 333-149893), pertaining to the Stock Incentive Plan, Board of Directors’ Deferred Compensation Plan and Executive Deferred Compensation Program of Hillenbrand, Inc.;
(2)	Registration Statement (Form S-8 No. 333-167508), pertaining to the Stock Incentive Plan (as of February 24, 2010) of Hillenbrand, Inc.;
(3)	Registration Statement (Form S-8 No. 333-194367), pertaining to the Stock Incentive Plan (as of February 26, 2014) of Hillenbrand, Inc.;
(4)	Registration Statement (Form S-3 No. 333-233668) of Hillenbrand, Inc.; and
(5)	Registration Statement (Form S-8 No. 333-252998) pertaining to the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan

of our report dated December 22, 2022, relating to the Statement of Assets Acquired and Liabilities Assumed and related notes of Linxis Group SAS as of October 6, 2022, appearing in this Current Report on Form 8-K/A of Hillenbrand, Inc.

/s/ Ernst & Young LLP

Cincinnati, Ohio

December 22, 2022